As filed with the Securities and Exchange Commission on October 22, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Miluna Acquisition Corp

(Exact name of registrant as specified in its charter)

Cayman Islands	6770	N/A
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

12F, No. 43,

Cheng Gong Road, Sec 4, Neihu

Taipei, Taiwan

+886 900-605-199

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Puglisi & Associates

850 Library Avenue, Suite 204

Newark, Delaware 19711

(302) 738-6680

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Ying Li, Esq. Sally Yin, Esq. Hunter Taubman Fischer & Li LLC 950 Third Avenue, 19th Floor New York, NY 10022 (212) 530-2206	Asim Grabowski-Shaikh, Esq. James-Paul Cumming, Esq. Baker & Hostetler LLP 45 Rockefeller Plaza New York, NY 10111 (212) 589-4200

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-289973

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

This registration statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

Pursuant to Rule 462(b) under the Securities Act of 1933, as amended (“Securities Act”), Miluna Acquisition Corp (“Registrant”) is filing this Registration Statement on Form S-1 (this “Registration Statement”) with the Securities and Exchange Commission (“Commission”). This Registration Statement relates to the public offering of securities contemplated by the Registration Statement on Form S-1, as amended (File No. 333-289973) (the “Prior Registration Statement”), which the Registrant originally filed with the Commission on September 2, 2025, and which the Commission declared effective on September 30, 2025.

The Registrant is filing this Registration Statement for the sole purpose of increasing the warrants underlying the units offered by the Registrant by 3,000,000 or up to 3,450,000 warrants if the underwriters exercise the over-allotment option in full. This increase reflects the change in each unit of the Registrant to consist of one ordinary share and one redeemable warrant. The additional warrants being registered are in an amount and at a price that do not alter the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Prior Registration Statement. The information contained in the Prior Registration Statement, together with all exhibits thereto, is incorporated herein by reference.

The required opinions and consents are listed on the Exhibit Index attached hereto and filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Taipei, Taiwan, on October 22, 2025.

Miluna Acquisition Corp

By:	/s/ Shang Ju Lin
Name:	Shang Ju Lin
Title:	Chief Executive Officer and Chairman of the Board
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Shang Ju Lin	Chief Executive Officer and Director	October 22, 2025
Shang Ju Lin	(Principal Executive Officer)

/s/ Daniel Albert Mace	Chief Financial Officer and Director	October 22, 2025
Daniel Albert Mace	(Principal Financial and Accounting Officer)

/s/ Luhuan Zhong	Director	October 22, 2025
Luhuan Zhong

/s/ Mei Chi Tsai	Director	October 22, 2025
Mei Chi Tsai

/s/ Ya Ting Lee	Director	October 22, 2025
Ya Ting Lee

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AUTHORIZED U.S. REPRESENTATIVE

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Miluna Acquisition Corp has signed this registration statement on October 22, 2025.

Puglisi & Associates

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director

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Exhibit Number	Description
5.1	Opinion of Hunter Taubman Fischer & Li LLC
5.2	Opinion of Harney Westwood & Riegels
23.1	Consent of Hunter Taubman Fischer & Li LLC (included in Exhibit 5.1)
23.2	Consent of Harney Westwood & Riegels (included in Exhibit 5.2)
23.3	Consent of Guangdong Prouden CPAs GP an independent registered accounting firm
107	Filing Fee Table

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